Exhibit 10.45

[LOGO OF PNCBANK]

REIMBURSEMENT AGREEMENT

THIS REIMBURSEMENT AGREEMENT (this “Agreement”) is made as of this 10th day of October, 2003, between CONSOL ENERGY, INC., a Delaware corporation with an address of Consol Plaza, 1800 Washington Road, Pittsburgh, Pennsylvania 15241-1421 (the “Borrower”) and PNC BANK, NATIONAL ASSOCIATION, a national banking association (the “Bank”).

Recitals:

A. The Borrower has requested that the Bank extend a letter of credit facility to the Borrower not to exceed $185,365,850 and the Bank is willing to extend such a credit facility to the Borrower pursuant to the terms and conditions set forth herein.

B. By entering into this Agreement, the parties intend that the Borrower may request, and the Bank, subject to the terms and conditions hereof, shall issue, Letters of Credit (as defined below) up to the Letter of Credit Limit to secure performance obligations of the Borrower and its affiliates and for such other purposes as the Borrower may specify, all on the terms and subject to the conditions set forth in this Agreement.

Agreement:

NOW, THEREFORE, in consideration of the mutual promises contained herein and the foregoing recitals which are incorporated herein, and with the intent to be legally bound hereby, the Borrower and the Bank hereby agree as follows:

1. Letter(s) of Credit.

(a) Issuance of Letter of Credit. Subject to the terms and conditions hereof (including those set forth in Section 18 hereof), and relying upon the representations and warranties herein set forth, the Bank agrees to issue one or more letters of credit (each a “Letter of Credit” and collectively, the “Letters of Credit”) for the account of the Borrower within 5 Business Days after the Borrower’s request therefor. The Letters of Credit shall be in form and substance satisfactory to the Bank and to Borrower and shall be issued on the following terms and conditions:

(i) the amount of the Letters of Credit outstanding at any time shall not exceed the Letter of Credit Limit;

(ii) the initial term of each Letter of Credit shall not extend beyond the expiration of Three Hundred and Sixty-Five (365) days after the issuance of the Letter of Credit, unless otherwise agreed to by the Bank; provided that the term of the Letter of Credit may be automatically extended pursuant to and in accordance with the terms of the Letter of Credit;

(iii) each Letter of Credit shall be issued in accordance with the Bank’s then current practices relating to the issuance by the Bank of letters of credit including, but not limited to, the payment by the Borrower of all applicable fees in accordance with this Section 1. The Letter of Credit will be issued after all the conditions precedent to the issuance thereof have been satisfied;

(iv) the Letters of Credit listed on Schedule 1(a)(iv) that is attached hereto and made a part hereof shall be deemed to be issued hereunder and for the account of the Borrower; and

(v) no Letter of Credit shall be issued after the Termination Date.

(b) Letter of Credit Fees. The Borrowers shall pay to the Bank:

(i) customary fees with respect to each Letter of Credit.

(ii) a standby commission equal to the face amount of each Letter of Credit issued and outstanding hereunder multiplied by fifty (50) basis points per annum, which fee shall be calculated on a daily basis and shall be paid quarterly in arrears.

(iii) a fronting fee of fifteen (15) basis points for each Letter of Credit based on the face amount of each Letter of Credit.

(c) Default Rate. Following the occurrence of an Event of Default (defined below), the Borrower’s Indebtedness to the Bank hereunder shall bear interest from such date at a rate per annum which is equal to two percent (2%) in excess of the Base Rate. For purposes of this Agreement, the “Borrower’s Indebtedness” shall mean all of the Borrower’s unreimbursed obligations to the Bank under this Agreement and under the Letters of Credit, including the payment of principal, interest, costs, fees and expenses as set forth therein.

2. Payments.

(a) The Bank shall provide notice to the Borrower as to each draft or other payment demand made under each Letter of Credit and the date such payment is to be made by the Bank. The Borrower shall repay promptly to the Bank, in immediately available funds in United States dollars, the Letter of Credit Reimbursement Obligation. In no event, however, shall the Borrower pay to the Bank the Letter of Credit Reimbursement Obligation later than 11 a.m., Prevailing Time, on the date such payment is to be made by the Bank. Notwithstanding the foregoing, in the event the Borrower does not promptly repay the Bank the Letter of Credit Reimbursement Obligation within the time frame required hereby, the Borrower hereby authorizes and directs the Bank to draw the same from the Cash Collateral Account (defined below) to satisfy the Borrower’s obligations to repay the Bank the Letter of Credit Reimbursement Obligation. If the Letter of Credit call for the delivery by the Bank of an item other than money, the Borrower shall deliver or cause to be delivered such item to the Bank at such time, in advance of the time the Bank is to deliver such item, as the Bank may reasonably require. All sums payable to the Bank under this subsection that are not promptly paid by the Borrower to the Bank shall bear interest in accordance with Section 1(c) and shall be payable on the last Business Day of each month, from the date the corresponding amount is drawn under each Letter of Credit until such sums are paid in full (it being understood and agreed that any sum paid after 3:00 p.m. on a Business Day shall bear interest as if it was paid at 9:00 a.m. on the next following Business Day), at the rate set forth and in accordance with Section 1(c) hereof.

(b) The Borrower will pay to the Bank, upon receipt of the Bank’s invoice therefor, (i) all amounts payable to the Bank pursuant to this Agreement and the Letters of Credit; provided that in no event shall the Borrower pay hereunder interest in excess of the maximum rate permitted by applicable law; (ii) the Bank’s fees as agreed in Section 1; and (iii) all charges and expenses paid or incurred by the Bank or any of the Bank’s correspondents in connection with this Agreement or the Letters of Credit, including all reasonable legal fees and expenses of external counsel to the Bank.

(c) All amounts payable hereunder by the Borrower shall be paid to the Bank in U.S. Dollars at its address set forth below or at such other place as the Bank may give notice from time to time, in immediately available funds, without set off, defense, recoupment, deduction, cross-claim or counterclaim of any kind; and free and clear of, and without deduction for, any present or future Taxes. If the Bank or the Borrower pay any Taxes, whether or not correctly or legally assessed, the amounts payable hereunder shall be increased so that, after the payment of such Taxes, the Bank shall have received an amount equal to the sum the Bank would have received had no such Taxes been paid. To effect any payment due hereunder, the Bank may debit the Cash Collateral Account (defined in Section 13 below).

3. Nature of Obligations.

(a) The Borrower’s obligations to the Bank under this Agreement are absolute, unconditional and irrevocable, and shall be paid and performed in accordance with the terms hereof irrespective of any act, omission, event or condition, including, without limitation (i) the form of, any lack of power or authority of any signer of, or the lack of validity, sufficiency, accuracy, enforceability or genuineness of (or any defect in or forgery of any signature or endorsement on) any draft, demand, document, certificate or instrument presented in connection with the Letters of Credit, or any fraud or alleged fraud in connection with the Letters of Credit or any obligation underlying the Letters of Credit, in each case, even if the Bank or any of their correspondents have been notified thereof, (ii) any claim of breach of warranty that might be made by the Borrower or the Bank against any beneficiary of the Letters of Credit, or the existence of any claim, set off, recoupment, counterclaim, cross-claim, defense, or other right that the Borrower may at any time have against any beneficiary, any successor beneficiary, any transferee or assignee of the proceeds of the Letters of Credit, the Bank or any correspondent or agent of the Bank, or any other person, however arising; (iii) any acts or omissions by, or the solvency of, any beneficiary of the Letters of Credit, or any other person having a role in any transaction or obligation relating to the Letters of Credit; (iv) any failure by the Bank to issue the Letters of Credit in the form requested by the Borrower, unless the Bank receives written notice from the Borrower of such failure within two (2) Business Days after the Borrower shall have received (by facsimile transmission or otherwise) a copy of such Letter of Credit and such error is material; and (v) any action or omission (including failure or compulsion to honor a presentation under the Letter of Credit) by the Bank or any of their correspondents in connection with the Letters of Credit, draft or other demand for payment, document, or any property relating to the Letters of Credit, and resulting from any censorship, law, regulation, order, control, restriction, or the like, rightfully or wrongly exercised by any Governmental Authority, or from any other cause beyond the reasonable control of the Bank or any of their correspondents, or for any loss or damage to the Borrower or to anyone else, or to any property of the Borrower or anyone else, resulting from any such action or omission.

(b) The Bank is authorized to honor any presentation under the Letters of Credit without regard to, and without any duty on the Bank’s part to inquire into, any transaction or obligation underlying the Letters of Credit, or any disputes or controversies between the Borrower and any beneficiary of the Letters of Credit, or any other person, notwithstanding that the Bank may have assisted the Borrower in the preparation of the wording of the Letters of Credit or documents required to be presented thereunder or that the Bank may be aware of any underlying transaction or obligation or be familiar with any of the parties thereto.

(c) The Borrower agrees that any action or omission by the Bank or any of the Bank’s correspondents in connection with the Letters of Credit or presentation thereunder shall be binding on the Borrower and shall not result in any liability to the Bank or any of the Bank’s correspondents in the absence of the gross negligence or willful misconduct of the Bank or the Bank’s correspondents, as the case may be. Without limiting the generality of the foregoing, the Bank and each of the Bank’s correspondents (i) may rely on any oral or other communication believed in good faith by the Bank or such correspondent to have been authorized or given by or on behalf of the Borrower; (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) shall not be liable to the Borrower for any consequential, punitive or special damages, or for any damages resulting from any change in the value of any property relating to the Letters of Credit; (iv) may honor a previously dishonored presentation under the Letters of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Bank; (v) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being separately delivered), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (vi) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vii) may settle or adjust any claim or demand made on the Bank in any way related to an Order; and honor any drawing in connection with the Letters of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

(d) If the Borrower or any other person seek to delay or enjoin the honor by the Bank of a presentation under the Letters of Credit, the Bank shall have no obligation to delay or refuse to honor the presentation until validly so ordered by a court of competent jurisdiction.

4. Set Off. The Borrower grants the Bank a right of set off against, to the fullest extent permitted under applicable law, all of the Borrower’s right, title, and interest in and to the Cash Collateral Account (defined below) and to take such action as the Bank may deem necessary to register in the name of the Bank or the Bank’s nominee, or otherwise to transfer, all or any part of the collateral. The Bank’s right of set off may be exercised without demand on or notice to the Borrower. The Bank shall be deemed to have exercised the Bank’s right of set off immediately upon the occurrence of an Event of Default (as defined below), although the Bank may enter such set off on its books and records at a later time. The Borrower waives mutuality and maturity of debt in connection with such right of set off.

5. Representations, Warranties, Covenants. The Borrower represents, warrants, and covenants that (a) the Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of the Borrower’s organization and duly qualified to do business in those jurisdictions in which the Borrower’s ownership of property or the nature of the Borrower’s business activities makes such qualification necessary; (b) the Borrower has the requisite power and authority to execute and deliver this Agreement and to perform the Borrower’s obligations hereunder; and all such action has been duly authorized by all necessary proceedings on the Borrower’s part, and neither now nor hereafter shall contravene or result in a breach of any organizational document of the Borrower, any agreement, document, or instrument binding on the Borrower or the Borrower’s property, or any law, treaty, regulation, or order of any Governmental Authority, or require any notice, filing, or other action to or by any Governmental Authority; (c) the most recent audited financial statements dated as of the 31st day of December, 2002 and received from the Borrower by the Bank prior to the date hereof fairly and accurately present, as of the date thereof, the Borrower’s financial condition in accordance with generally accepted accounting principles, and there has been and shall occur no material adverse change in the financial condition or business operations of the Borrower and its subsidiaries, taken as a whole, since the 31st day of December, 2002, which could reasonably be expected to materially and adversely affect the ability of the Borrower to perform its obligations under this Agreement; (d) from time to time, the Borrower shall execute and deliver such further instruments and agreements and take and permit such further actions as may be reasonably necessary to carry out the provisions and purposes of this Agreement, and the Borrower shall provide such evidence of compliance with the terms hereof and such financial statements and other information concerning the Borrower’s financial condition and/or business operations as the Bank may reasonably request; (e) the Borrower and each transaction and obligation underlying the Letters of Credit are and shall remain in compliance in all material respects with all laws, treaties, rules, and regulations of any Governmental Authority, including, without limitation, foreign exchange control, United States foreign assets control, and currency reporting laws and regulations, now or hereafter applicable; (f) this Agreement has been duly executed and delivered by the Borrower and this Agreement is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms; (g) there are no pending or, to the knowledge of the Borrower, overtly threatened actions, investigations or proceedings before any court, governmental authority or arbitrator affecting the Borrower or any of its subsidiaries (A) as to which there is a reasonable probability of an adverse determination, other than those that, in the aggregate, would not have a material adverse effect on the financial condition or business operations of the Borrower and its subsidiaries, taken as a whole, or (B) which purport to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby; (h) the Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock; and (i) the Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

6. Events of Default. The occurrence of any of the following is an “Event of Default” hereunder: (a) the Borrower’s failure to pay when due and within the applicable cure period any obligation under this Agreement, the Letters of Credit, or the Pledge Agreement (defined in Section 13 below); (b) the Borrower’s failure to perform or observe when due and within the applicable cure period any other term or covenant of this Agreement, the Letters of Credit, or the Pledge Agreement, or any representation or warranty contained in this Agreement, the Letters of Credit, or the Pledge Agreement or in any document given now or hereafter by the Borrower in connection herewith is materially false, erroneous, or misleading; or (c) the Borrower’s default on any other indebtedness that individually or in the aggregate exceeds $25,000,000 and the continuation thereof after the applicable cure period that causes the acceleration thereof.

7. Remedies. Upon the occurrence of any Event of Default (a) the Bank may exercise from time to time any of the rights and remedies available to the Bank under this Agreement, under any other documents now or in the future evidencing or securing obligations of the Borrower to the Bank, or under applicable law, and all such remedies shall be cumulative and not exclusive; and (b) the Borrower shall promptly deliver to the Bank in immediately available funds, as collateral for any and all obligations of the Borrower to the Bank under this Agreement and the Letters of Credit, an amount (taking into account the market value of the Cash Collateral Account (defined below) then on deposit pursuant to the Pledge Agreement (defined below)) equal to 102.5% of the maximum aggregate amount then or at any time thereafter available to be drawn under the outstanding Letters of Credit, and the Borrower hereby pledges to the Bank and grants to the Bank a security interest in all such funds as security for such obligations, acknowledges that the Bank shall at all times have control of such funds and shall be authorized to give entitlement orders (as defined in the UCC) with respect to such funds, without further consent of the Borrower or any other person, and agree promptly to do all further things that the Bank may deem necessary in order to grant and perfect the Bank’s security interest in such funds, and (c) the Borrower agrees from time to time to deliver to the Bank, on demand, such further agreements and instruments, as the Bank may require to secure the Borrower’s obligations hereunder. The Borrower waives presentment, protest, dishonor, notice of dishonor, demand, notice of protest, notice of non-payment, and notice of acceptance of this Agreement, and any other notice or demand of any kind from the Bank. Notwithstanding the foregoing or anything herein to the contrary, upon the occurrence and continuance of any Event of Default, no Letters of Credit may be issued hereunder.

8. Subrogation. The Bank, at its option, shall be subrogated to the Borrower’s rights against any person who may be liable to the Borrower on any transaction or obligation underlying the Letters of Credit, to the rights of any holder in due course or person with similar status against the Borrower, and to the rights of any beneficiary or any successor or assignee of any beneficiary.

9. Indemnification. The Borrower shall indemnify and hold the Bank and the Bank’s affiliates and agents, and each of their respective officers, directors, shareholders and employees (each, an “Indemnified Party”) harmless from and against any and all claims, liabilities, losses, damages, Taxes, penalties, interest, judgments, costs and expenses (including reasonable legal fees and costs of external counsel to the Bank), which may be incurred by or awarded against any Indemnified Party, and which arise out of or in connection with (a) the Letters of Credit, this

Agreement, or the preparation for a defense of any investigation, litigation, or proceeding arising out of or in connection herewith or therewith (and irrespective of who may be the prevailing party); (b) any payment or action taken in connection with the Letters of Credit, including, without limitation, any action or proceeding seeking to restrain any drawing under the Letters of Credit or to compel or restrain any payment or any other action under the Letters of Credit or this Agreement (and irrespective of who may be the prevailing party); (c) the enforcement of this Agreement or the collection or sale of any property or collateral; and (d) any act or omission of any Governmental Authority or other cause beyond the Bank’s reasonable control; except, in each case, to the extent such claim, liability, loss, damage, Tax, penalty, interest, judgment, cost or expense is found by a final judgment of a court of competent jurisdiction to have resulted from the Bank’s gross negligence or willful misconduct.

10. Assignments by the Bank and Participations.

(a) Assignments. Subject to the remaining provisions of this Section, the Bank may at any time, in the ordinary course of its commercial banking business, in accordance with applicable Law, sell to one or more Eligible Banks (which Eligible Banks may be affiliates of the Bank), a portion (but less than all) of its rights and obligations under this Agreement then held by it; provided that (i) the aggregate amount being assigned pursuant to each such assignment shall in no event be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof unless such assignment is being made to an affiliate of the Bank, and (ii) if such Eligible Bank is not, prior to the date of such assignment, a Credit Agreement Lender, such assignment shall be subject to the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed), unless an Event of Default shall have occurred and then be continuing, in which case the Borrower’s consent shall not be required. From and after the effective date of such transfer, the purchasing bank shall be a party hereto as the Bank and, to the extent of its interest herein, shall have the rights and obligations of the Bank hereunder with its commitment as set forth therein. Such transfer shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the adjustment of commitments arising from the purchase by such purchasing bank of a portion of the rights and obligations of the Bank under this Agreement. On or prior to the effective date of such transfer, if requested by the purchasing bank, the Borrower shall execute and deliver to such purchasing bank a new reimbursement agreement and/or note to the order of such purchasing bank in an amount equal to the commitment assumed by it and purchased by it, and a new reimbursement agreement and/or note to the order of the Bank in an amount equal to the commitment retained by it hereunder; provided, however, that in the event of any conflict between the terms of any such new reimbursement agreement(s) and/or note(s), the terms of this Agreement shall govern.

(b) Assignment Register. The Bank shall maintain a copy of each assignment and a register (the “Register”) for the recordation of the names and addresses of the banks and the amount of the Letter of Credit Reimbursement Obligation owing to each bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower and the Bank may treat each Person whose name is recorded in the Register as the owner of the Letter of Credit Reimbursement Obligation recorded therein for all purposes of this Agreement.

(c) Participations. Subject to the remaining provisions of this Section, the Bank may, in the ordinary course of its commercial banking business and in accordance with applicable

Law, at any time sell to one or more participants (which participants may be affiliates of the Bank) participations in the Letters of Credit and the Letter of Credit Reimbursement Obligation owing to the Bank, any commitment of the Bank or any other interest of the Bank hereunder. In the event of any sale by the Bank of a participation to a participant, the Bank’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, the Bank shall remain solely responsible for the performance thereof, the Bank shall remain the holder of any instrument made payable to it for all purposes under this Agreement (including voting rights hereunder). The Borrower agrees that if amounts outstanding under this Agreement, the Letters of Credit, or the Pledge Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, such participant shall be deemed to have, to the extent permitted by applicable Law, a right of setoff (as described in Section 4 of this Agreement) in respect of its participation in amounts owing under this Agreement, the Letters of Credit, or the Pledge Agreement to the same extent as if the amount of its participation were owing directly to it as the Bank under this Agreement, the Letters of Credit, or the Pledge Agreement; provided, however, that such right of setoff shall be subject to the obligation of such participant to share with the Bank as and to the extent provided in the applicable participation agreement.

11. Miscellaneous. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder shall be in accordance with the Credit Agreement or shall be in writing, will be effective upon receipt, and shall be delivered by registered mail, return receipt requested, by facsimile transmission with confirmation of delivery, or by nationally recognized overnight courier service, to the intended recipient at its address set forth in this Agreement, or at such other address of which such party shall have given notice to the other in accordance herewith. No delay or omission of the Bank to exercise any right or power arising hereunder shall impair any such right or power or be considered to be a waiver of any such right or power. No modification, amendment or waiver of any provision of this Agreement, or consent to any departure therefrom, will be effective unless made in a writing signed by the Borrower and the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. If any provision of this Agreement is found to be invalid by a court, all the other provisions of the Agreement will remain in full force and effect. This Agreement will be binding upon and inure to the benefit of the Borrower and the Bank and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Borrower may not assign this Agreement in whole or in part without the Bank’s prior written consent and the Bank may at any time assign this Agreement in whole or in part with the Borrower’s prior written consent, which shall not be unreasonably withheld. The Borrower hereby authorize the Bank, from time to time, without notice to the Borrower, provide any information pertaining to the financial condition, business operations or creditworthiness of the Borrower to or at the direction of any Governmental Authority, to any of the Bank’s correspondents, and the Bank’s affiliates, and to any of their directors, officers, employees, auditors and professional advisors, to any person which in the ordinary course of its business makes credit reference inquiries, to any person which may succeed to or participate in all or part of the Bank’s interest hereunder, and as may be necessary or advisable for the preservation of the Bank’s rights hereunder. This is a continuing Agreement and shall remain in full force and effect until no obligations of the Borrower and no Letter of Credit remains outstanding hereunder; provided, however, that termination of this Agreement shall not release the Borrower from any payment or performance that is subsequently rescinded or recouped, and the obligation to make any such payment or performance shall continue until paid or performed as if no such payment or performance ever occurred. Provisions concerning payment, indemnification, Taxes, immunity, and jurisdiction shall survive the termination of this Agreement.

12. Definitions and Interpretation. For purposes of this Agreement, the terms used herein shall have the meanings and interpretations set forth on Schedule 12, which is attached hereto and made a part hereof.

13. Collateral Security.

(a) As collateral security for the Borrower’s obligations to the Bank under this Agreement and the Letters of Credit (the “Secured Obligations”), the Borrower shall, on or prior to the date of this Agreement, deposit or cause to be deposited with the Bank or an affiliate thereof as directed by the Bank, ONE HUNDRED FIFTY-TWO MILLION ONE HUNDRED NINETY-THREE THOUSAND FIVE HUNDRED SEVENTY-ONE and 00/100 Dollars ($152,193,571) in cash, which amount shall be held by the Bank or such affiliate in an interest bearing cash collateral account(s) established with the Bank, which shall include, but shall not be limited to, Blackrock Account No. 25497 titled “PNC Bank, National Association, Pledgee f/b/o Consol Energy, Inc.” (the “Cash Collateral Account”). This initial funding of the Cash Collateral Account shall serve as the collateral security for the Letters of Credit that are deemed to be issued hereunder and are set forth on Schedule 1(a)(iv). Thereafter, prior to the requested issuance of any Letter of Credit by the Bank hereunder or prior to the requested transfer of a Credit Agreement LOC to this Agreement (which Credit Agreement LOC shall be deemed to be issued hereunder), Borrower shall be required, as a condition precedent to the issuance of such Letter of Credit, to deposit an amount equal to 102.5% of the face amount of such requested Letter of Credit into the Cash Collateral Account. The Cash Collateral Account shall always equal or exceed 102.5% of the aggregate amount of all of the Letters of Credit issued hereunder. In the event and to the extent of any insufficiency, the Borrower shall, upon the request of the Bank, deposit an additional amount into the Cash Collateral Account so that the balance in the Cash Collateral Account shall equal 102.5% of the aggregate amount of all of the Letters of Credit. The Bank shall have sole dominion and control over all funds in the Cash Collateral Account and such funds may be withdrawn only by the Bank. The Borrower shall have no control over or withdrawal rights in respect of the Cash Collateral Account. Except as otherwise provided herein, the Bank may, in its discretion, release to the Borrower from time to time all or any part of the funds deposited in the Cash Collateral Account, but the Bank shall have the right at any time to apply all or any part of the funds on deposit in the Cash Collateral Account to the payment of such portion of the Secured Obligations as may then be due and payable, whether on account of principal or interest or otherwise as the Bank in its discretion may elect, until all of the Borrower’s Secured Obligations are paid in full. Notwithstanding the foregoing, any time that the amount in the Cash Collateral Account exceeds 102.5% of the the aggregate amount of all of the Letters of Credit issued and outstanding, the Borrower may make written request to the Bank and the Bank shall release all or any portion, as requested by Borrower, of the amount in the Cash Collateral Account that is in excess of 102.5% of the the aggregate amount of all of the Letters of Credit issued and outstanding; provided, however, that if any Letters of Credit are subsequently requested the Borrower understands that, as a condition precedent to the issuance of such Letter of Credit, the Borrower shall be required to deposit an amount equal to 102.5% of the face amount of such requested Letter of Credit into the Cash Collateral Account in accordance with the foregoing provisions. The Borrower hereby grants to the Bank a lien and security interest in and to the Cash Collateral Account, as more particularly set forth in that certain Pledge Agreement dated as of even date herewith between the Borrower and the Bank, as the same may be amended, modified, supplemented or replaced from time to time (the “Pledge Agreement”) granting the Bank a first priority perfected lien on the Borrower’s interest in and to the Cash Collateral Account and all UCC-1 financing statements executed and filed with respect thereto which security interest shall be prior and superior to all liens to the full extent permitted by law.

(b) In the event any additional shares are issued to the Borrower as a stock dividend or in lieu of interest on any of the Cash Collateral Account, as a result of any split of any of the investment property or security entitlements set forth in the Cash Collateral Account, by reclassification or otherwise, any certificates evidencing any such additional shares will be immediately delivered to the Bank and such shares will be subject to the Pledge Agreement and a part of the Cash Collateral Account to the same extent as the original investment property or security entitlements set forth in the Cash Collateral Account. At any time after the occurrence of an Event of Default, the Bank shall be entitled to retain in the Cash Collateral Account all cash or stock dividends, interest and premiums declared or paid in connection with the Cash Collateral Account.

14. Waiver of Immunity. The Borrower acknowledges that this Agreement is entered into, and each Letter of Credit will be issued, for commercial purposes and, if the Borrower now or hereafter acquire any immunity (sovereign or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or any of its property, the Borrower hereby irrevocably waives such immunity.

15. Jurisdiction. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the judicial district or the state in which the Bank’s office set forth below is located, provided that nothing contained in this Agreement will prevent the Bank from bringing any action, enforcing any award or judgment, or exercising any right against the Borrower individually, against any security, or against any property of the Borrower within any other jurisdiction. The Borrower agrees that the venue provided above is the most convenient forum for the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action under this Agreement.

16. WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK IRREVOCABLY WAIVE ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY LETTER OF CREDIT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY LETTER OF CREDIT, OR ANY OBLIGATION OR TRANSACTION UNDERLYING ANY OF THE FOREGOING. THE BORROWER AND THE BANK ACKNOWLEDGE THAT THIS WAIVER IS KNOWING AND VOLUNTARY.

17. Governing Law. This Agreement and each Credit shall be interpreted, construed, and enforced according to (a) the laws of the Commonwealth of Pennsylvania, including, without limitation, the UCC; and (b) the UCP, which is incorporated herein by reference and which shall control (to the extent not prohibited by the law referred to in (a)) in the event of any inconsistent provisions of such law. In the event that a body of law other than that set forth above is applicable to the Letters of Credit, the Borrower shall be obligated to pay and reimburse the Bank for any payment made under such Credit if such payment is, in the Bank’s judgment, justified under either the law governing this Agreement or the law governing such Credit.

18. Conditions Precedent. The obligations of the Bank hereunder are subject to the following conditions precedent:

(a) The obligation of the Bank to enter into this Agreement and to issue any Letters of Credit hereunder is subject to the satisfaction of each of the following conditions precedent (which must be satisfied prior to the date of this Agreement and immediately prior to the issuance of each Letter of Credit):

(i) No Default. The Borrower shall have performed and complied in all material respects with all agreements, covenants and conditions herein required to be performed or complied with by the Borrower, and no condition or event shall exist which constitutes or, which after the giving of notice or passage of time or both, would constitute, an Event of Default.

(ii) Representations Correct. The representations and warranties contained herein and otherwise made in writing by or on behalf of the Borrower in connection with the transactions contemplated hereby shall be true and correct in all material respects when made and at the time of the issuance of each Letter of Credit, except events contemplated by or permitted pursuant to this Agreement.

(iii) No Material Adverse Change. Prior to the date of this Agreement and prior to the issuance of any Letter of Credit, there shall have been no Material Adverse Change in the financial condition of the Borrower since the 31st day of December, 2002.

(iv) Each request by the Borrower for the issuance of any Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions set forth in this Section have been satisfied as of the date of such request. Failure of the Bank to receive notice from the Borrower to the contrary before such Letter of Credit is issued shall constitute a further representation and warranty by the Borrower that the conditions referred to in this Section have been satisfied as of the date such Letter of Credit is issued.

(b) The Borrower shall have caused to be delivered to the Bank prior to, or simultaneously with, the date of execution and delivery of this Agreement, the following:

(i) A duly executed Pledge Agreement, in form and substance satisfactory to the Bank;

(ii) A duly executed Control Letter for Blackrock Funds, in form and substance satisfactory to the Bank;

(iii) A duly executed Form U-1, in form and substance satisfactory to the Bank;

(iv) Duly executed Loan Documents (that are not set forth above), in form and substance acceptable to the Bank;

(v) With respect to the Borrower, a certificate (dated as of the date hereof) of the Borrower’s corporate secretary or assistant secretary (i) as to the incumbency and signatures of the officers of the Borrower signing the Loan Documents, (ii) providing a true, correct and complete copy of the Borrower’s articles of incorporation and bylaws and (iii) providing a true, correct and complete copy of resolutions of the Borrower’s board of directors authorizing the execution, delivery and performance of the Loan Documents to be delivered pursuant hereto;

(vi) With respect to the Borrower, a certificate, as of the most recent date practicable, of the Secretary of State of Delaware as to the good standing of the Borrower;

(vii) Such UCC-1’s as the Bank may request in order to perfect the security interests granted by the Borrowers to the Bank pursuant to the terms hereof;

(viii) A written opinion of counsel to the Borrower, dated as of the date hereof and addressed to the Bank, in form and substance satisfactory to the Bank and the Bank’s counsel;

(ix) Payment of such fees as are due on the closing date of this Agreement, as well as the payment of all other fees and charges required herein, including legal fees of the Bank, closing costs and similar matters pertinent hereto; and

(x) All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory to the Bank and the Bank’s counsel and the Bank shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Bank, as the Bank may from time to time request.

19. POWER TO CONFESS JUDGMENT. THE BORROWER HEREBY EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD, AFTER THE OCCURRENCE OF ANY EVENT OF DEFAULT HEREUNDER, TO APPEAR FOR THE BORROWER AND, WITH OR WITHOUT COMPLAINT FILED, CONFESS JUDGMENT, OR A SERIES OF JUDGMENTS, AGAINST THE BORROWER IN FAVOR OF THE BANK OR ANY HOLDER HEREOF FOR THE ENTIRE PRINCIPAL BALANCE OUTSTANDING UNDER THIS AGREEMENT AND THE LETTERS OF CREDIT, ALL ACCRUED INTEREST AND ALL OTHER AMOUNTS DUE HEREUNDER, TOGETHER WITH COSTS OF SUIT AND AN ATTORNEY’S COMMISSION OF THE GREATER OF 10% OF SUCH PRINCIPAL AND INTEREST OR $1,000 ADDED AS A REASONABLE ATTORNEY’S FEE, AND FOR DOING SO THIS AGREEMENT OR A COPY VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT. THE BORROWER HEREBY FOREVER WAIVES AND RELEASES ALL ERRORS IN SUCH PROCEEDINGS AND ALL RIGHTS OF APPEAL AND ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXEMPTION LAWS OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED. INTEREST ON ANY SUCH JUDGMENT SHALL ACCRUE AT THE DEFAULT RATE.

NO SINGLE EXERCISE OF THE FOREGOING POWER TO CONFESS JUDGMENT, OR A SERIES OF JUDGMENTS, SHALL BE DEEMED TO EXHAUST THE POWER,

WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE INVALID, VOIDABLE, OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND IT MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS THE BANK SHALL ELECT UNTIL SUCH TIME AS THE BANK SHALL HAVE RECEIVED PAYMENTS IN FULL OF THE DEBT, INTEREST AND COSTS.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto by their authorized agents with intent to be legally bound hereby have executed this Agreement on the date first above written.

BORROWER:

CONSOL ENERGY, INC.

By:	/s/ John M. Reilly
Name:	John M. Reilly

Title:	Treasurer

Consol Plaza
1800 Washington Road
Pittsburgh, Pennsylvania 15241-1421

Tax ID No.: 51-0337383

BANK:

PNC BANK, NATIONAL ASSOCIATION

By:

Name:

Title:
One PNC Plaza
3rd Floor
249 Fifth Avenue
Pittsburgh, PA 15222
Fax: 412-762-

SCHEDULE 12

Definitions

In addition to other words and terms defined elsewhere in this Agreement, the following words and terms shall have the following respective meanings, unless otherwise defined or the context otherwise clearly requires:

“Authority” shall mean any federal, state, local or foreign government or political subdivision thereof, or any agency, regulatory authority, bureau, central bank, commission, department or instrumentality of any of the foregoing, or any court, tribunal, grand jury or arbitrator.

“Base Rate” shall mean ½% plus the higher of the Bank’s prime rate or the Federal Funds rate.

“Business Day” means any day other than a Saturday, Sunday or other day on which Bank in Pittsburgh, Pennsylvania, or any other city of which the Bank may give the Borrower notice from time to time, are authorized or required by law to close.

“Credit Agreement” means that certain Three year Credit Agreement among the Credit Agreement Lenders and the Borrower dated as of the 16th day of September, 2002, as the same may be amended, modified, supplemented, and/or replaced from time to time..

“Credit Agreement Lenders” means Citibank, N.A., as the administrative agent; the Bank, as the initial issuing bank thereunder; and the other banks parties to the Credit Agreement from time to time.

“Credit Agreement LOC” means a letter of credit originally issued under and pursuant to the Credit Agreement.

“Dollars”, “dollars” or the symbol “$” shall mean lawful money of the United States of America.

“Eligible Bank” means (a) any Credit Agreement Lender which is a commercial bank, or (b) any other commercial bank having total assets in excess of $5,000,000,000.

“Governmental Authority” means any de facto or de jure domestic or foreign government, court, tribunal, agency, or other purported authority.

“Indebtedness” shall mean all of the obligations of Borrower to the Bank pursuant to this Agreement.

“Law” shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Authority.

“Letter of Credit Limit” at any time shall mean an amount equal to $185,365,850; provided, however, that the Letter of Credit Limit shall be permanently and automatically reduced by the face amount of any Letter of Credit issued (or deemed to be issued) hereunder that is permanently retired.

“Letter of Credit Reimbursement Obligation” with respect to the Letters of Credit means the obligation of the Borrower to reimburse the Bank for Letter of Credit Unreimbursed Draws, together with interest thereon.

“Letter of Credit Undrawn Availability” with respect to the Letters of Credit at any time shall mean the maximum amount available to be drawn under such Letters of Credit at such time or thereafter, regardless of the existence or satisfaction of any conditions or limitations on drawing.

“Letter of Credit Unreimbursed Draws” with respect to the Letters of Credit at any time shall mean the aggregate amount at such time of all payments made by the Bank under the Letters of Credit, to the extent not repaid by the Borrower.

“Lien” shall mean any lien (statutory or otherwise), mortgage, pledge, hypothecation, security interest, tax lien, encumbrance, conditional sale or title retention arrangement, capitalized lease or any other interest in property designed to secure the repayment of Indebtedness, whether arising by agreement or under any Law or otherwise.

“Loan Documents” shall mean all or any of the agreements of the Borrower and the Bank relating to this Agreement and any and all other agreements, instruments or documents executed or delivered in connection herewith or therewith, and any and all renewals, modifications, extensions, replacements or amendments hereto and thereto.

“Material Adverse Change” shall mean any set of circumstances or events which (a) has any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Documents, (b) is material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Borrower and its subsidiaries, taken as a whole, (c) impairs materially the ability of the Borrower to duly and punctually pay or perform its obligations under the Loan Documents, or (d) impairs materially the ability of the Bank, to the extent permitted, to enforce its legal remedies pursuant to this Agreement or any other Loan Documents.

“Order” shall mean any order, writ, judgment, injunction or decree issued by any governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, agency, bureau, body or entity of the United States of America or of any state, county, municipality or other political subdivision located therein.

“Person” shall mean any individual, corporation, joint venture, general or limited partnership, limited liability company, trust, association, unincorporated organization or other business entity.

“Prevailing Time” means the prevailing time in Pittsburgh, Pennsylvania (or any other city in the United States of which the Bank may have given the Borrower notice) on the date in question.

“Taxes” means all taxes, fees, duties, levies, imposts, deductions, charges or withholdings of any kind (other than taxes on the Bank’s net income and franchise taxes imposed on the Bank).

“Termination Date” means the 9th day of October, 2004 on which the Borrower’s right to request a Letter of Credit terminates.

“UCP” means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any subsequent official revision thereof.

SCHEDULE 12

Interpretation

Any reference herein to this Agreement, the Letter of Credit, or any other instrument, agreement or document related hereto or thereto shall be deemed to refer to an amendments, modifications, extensions and renewals hereof and thereof. Except to the extent the context clearly otherwise requires, terms not defined herein shall have the respective meanings ascribed to them by the UCP or, if not defined therein, then by relevant provisions of the Uniform Commercial Code (the “UCC”) of Pennsylvania or such other jurisdiction of which the Bank may give the Borrower notice, with the definitions of Article 5 of the UCC controlling over any conflicting definitions in other UCC Articles. Determinations made by the Bank pursuant to the terms hereof shall be conclusive absent manifest error.